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THIRD AMENDED AND RESTATED BYLAWS
OF
TELEDYNE TECHNOLOGIES INCORPORATED
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ADOPTED: NOVEMBER 29, 1999

FIRST AMENDMENT AND RESTATEMENT: JULY 22, 2014

SECOND AMENDMENT AND RESTATEMENT: JANUARY 2, 2021

THIRD AMENDMENT AND RESTATEMENT: AUGUST 27, 2021

TABLE OF CONTENTS
                                        Page
ARTICLE I    OFFICES.    ……………………………………………………………    1
        Section 1.    Registered Office…………………………………………    1
        Section 2.    Other Offices……………………………………………..    1

ARTICLE II    MEETINGS OF STOCKHOLDERS……………………………………    1
Section 1.    Place of Meetings…………………………………………    1
Section 2.    Annual Meeting…………………………………………..    1
Section 3.    Special Meetings………………………………………….    1
Section 4.    Notice of Meetings………………………………………..    1
Section 5.    Quorum; Adjournment……………………………………    2
Section 6.    Proxies and Voting………………………………………..    2
Section 7.    Stock List………………………………………………….    2

ARTICLE III BOARD OF DIRECTORS………………………………………………    3
Section 1.    Duties and Powers…………………………………………    3
Section 2.    Number and Term of Office……………………………….    3
Section 3.    Vacancies…………………………………………………..    4
Section 4.    Meetings……………………………………………………    4
Section 5.    Quorum…………………………………………………….    5
Section 6.    Actions of Board Without a Meeting………………………    5
Section 7.    Meetings by Means of Conference Telephone…………….    5
Section 8.    Committees…………………………………………………    5
Section 9.    Compensation ……………………………………………..    6
Section 10.    Removal……………………………………………………    6
Section 11.    Initial Period……………………………………………….        6

ARTICLE IV OFFICERS………………………………………………………..........    ..    7
Section 1.    General…………………………………………………….    7
Section 2.    Election; Term of Office………………………………….    7
Section 3.    Chairman of the Board………………………………..…..    7
Section 4.    Chief Executive Officer…………………………………..    7
Section 5.    President…………………………………………………..    7
Section 6.    Vice President…………………………………………….    8
Section 7.    Secretary…………………………………………………..    8
Section 8.    Assistant Secretaries………………………………………    8
Section 9.    Treasurer…………………………………………………..    8
Section 10.    Assistant Treasurers……………………………………….    9
Section 11.    Other Officers……………………………………………..    9

ARTICLE V STOCK………………………………………………………………….    9
Section 1.    Form of Certificates; Uncertificated Shares………………    9
Section 2.    Signatures…………………………………………………    9

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Section 3.    Lost Certificates…………………………………………..    9
Section 4.    Transfers………………………………………………    10
Section 5. Record Date……………………………………………    10
Section 6. Beneficial Owners……………………………………..    10
Section 7. Voting Securities Owned by the Corporation…………..    10

ARTICLE VI NOTICES……………………………………………………………..    10
Section 1. Notices …………………………………………………    10
Section 2. Waiver of Notice……………………………………….    11

ARTICLE VII GENERAL PROVISIONS…………………………………………..    11
Section 1. Dividends………………………………………………    11
Section 2. Disbursements………………………………………….    11
Section 3. Corporation Seal……………………………..…………    11
ARTICLE VIII FORUM FOR ADJUDICATION OF DISPUTES…………….…..    11
ARTICLE IX AMENDMENTS………………..………………………..………..    12

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THIRD AMENDED AND RESTATED BYLAWS

OF

TELEDYNE TECHNOLOGIES INCORPORATED
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(hereinafter called the "Corporation")

ARTICLE I

OFFICES

    Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

    Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may determine from time to time.

ARTICLE II

MEETINGS OF STOCKHOLDERS

    Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors or the officer of the Corporation calling the meeting as authorized by the Corporation's Certificate of Incorporation and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    Section 2. Annual Meeting. Each Annual Meeting of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At an Annual Meeting, the stockholders shall elect directors, and transact such other business as may properly be brought before the meeting.

    Section 3. Special Meetings. Special meetings of the stockholders, other than those required by statute, may be called only as provided in, and for the purposes specified in accordance with, the Corporation's Certificate of Incorporation.

    Section 4. Notice of Meetings. Written notice of the place, date, and time of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required from time to time by the Delaware

General Corporation Law or the Certificate of Incorporation. The notice of a special meeting shall also state the purpose or purposes for which the meeting is called.

    Section 5. Quorum; Adjournment. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorporation. If a quorum shall fail to attend any meeting, the chairperson of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time until a quorum shall be present or represented.

    When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

    Section 6. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy, authorized by an instrument in writing or in such manner as may be prescribed by the Delaware General Corporation Law, filed in accordance with the procedure established for the meeting.

    Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation.

    All voting, including on the election of directors but excepting where otherwise provided herein or required by law or the Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or such stockholder's proxy, or at the discretion of the chairperson of the meeting, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the Board of Directors or the chairperson of the meeting.

    Except as otherwise required by law or the Certificate of Incorporation and except as set forth in Article III, all matters shall be determined by a majority of the votes cast. For purposes of these Bylaws, a vote characterized as an abstention shall not count as a vote "cast."

    Section 7. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder's name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

    The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE III

BOARD OF DIRECTORS

    Section 1. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

    Section 2. Number and Term of Office. The Board of Directors shall consist of not less than four (4) and not more than twelve (12) members. Subject to the foregoing sentence, the number of directors shall be fixed and may be changed from time to time by resolution duly adopted by a majority of the directors then in office, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.

    Except as provided in Section 3 of this Article III, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if as of the close of the applicable notice period set forth in Article NINE of the Certificate of Incorporation, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 2, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast against that director. The Nominating and Governance Committee of the Board of Directors has established procedures under which any incumbent director who is not elected shall offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next meeting of stockholders at which he or she would otherwise face re-election (or such earlier date as determined by the Board of Directors) and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Section 2, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors in its sole discretion may fill any resulting vacancy pursuant to the provisions of Section 3 of this Article III or may decrease the size of the Board of Directors pursuant to the provisions of Section 2 of this Article III. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

    The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. The terms of office of the initial classes of directors shall be as follows: the Class I Directors shall be elected to hold office for a term to expire at the first Annual Meeting of stockholders after the initial classification of directors; the Class II Directors shall be elected to hold office for a term to expire at the second Annual Meeting of stockholders; and the Class III Directors shall be elected to hold office for a term to expire at the third Annual Meeting of stockholders; and in the case of each class, until their respective successors are duly elected and qualified. At each annual meeting of stockholders the director selected to succeed those whose terms have expired shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third Annual Meeting of stockholders after their election, or until his or her earlier resignation or removal, and until their respective successors are duly elected and qualified. This paragraph of Article III, Section 2 is also contained in Article TEN, Section (A) of the Corporation's Certificate of Incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time the comparable Certificate Article is altered, amended or repealed.

    Section 3. Vacancies. Except as otherwise fixed pursuant to the provisions of Article FOUR of the Corporation's Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors:

    (a)     In case of any increase in the number of directors, the additional director or directors, and in case of any vacancy in the Board of Directors due to death, resignation, removal, disqualification or any other reason, the successors to fill the vacancies, shall be elected by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director.

    (b)     Directors appointed in the manner provided in paragraph (a) to newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or any other cause shall hold office for a term expiring at the next Annual Meeting of stockholders at which the term of the class to which they have been elected expires and until their successors are duly elected and qualified, or until their earlier resignation or removal.

    (c)     No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    The foregoing provisions of this Article III, Section 3 are also contained in Article TEN, Section (B) of the Corporation's Certificate of Incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time the comparable Certificate Article is altered, amended or repealed.

    Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly-elected Board of Directors shall be held immediately following the Annual Meeting of Stockholders and no notice of such meeting shall be necessary to be given the newly-elected directors in order legally to constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or facsimile transmission on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 2 of Article VI of these Bylaws.

    Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws (including Section 11 of this Article III), at all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    Section 6. Actions of Board Without a Meeting. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

    Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

    Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent allowed by law and provided in the Bylaw or resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

    Section 9. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

    Section 10. Removal. Any director or directors may be removed from office only as provided in the Corporation's Certificate of Incorporation.

    Section 11. Initial Period. (a) As used in these Bylaws, (i) the "Third Annual Meeting" means the third Annual Meeting of stockholders held after the date on which the common stock of the Corporation becomes registered pursuant to Section 12 of the Securities Exchange Act of 1934, (ii) the "Initial Period" means the period beginning on the date of the adoption of this Section 11 and ending on the date of the Third Annual Meeting, (iii) "ATI" means Allegheny Teledyne Incorporated, a Delaware corporation, (iv) and "Majority Directors" means directors of the Corporation who are also members of the Board of Directors of ATI.

    (b)    During the Initial Period, at least a majority of the directors of the Corporation shall be Majority Directors. If the election of any director at any time during the Initial Period or if a director's ceasing to be a member of the Board of Directors of ATI results in the number of Majority Directors being less than a majority of the directors of the Corporation then in office, the number of directors shall be increased to the next largest number such that the filling of the resulting vacancy or vacancies by the election of one or more directors who are also members of the Board of Directors of ATI will result in a majority of the directors of the Corporation being Majority Directors, and the successor or successors to fill said vacancy or vacancies shall be elected by a majority of the Majority Directors then in office, or by a sole remaining Majority Director.

    (c)     In case of any vacancy in the Board of Directors during the Initial Period due to death, resignation, removal or disqualification of or any other reason affecting any Majority Director, the successor to fill the vacancy shall be elected by a majority of the Majority Directors then in office, or by a sole remaining Majority Director. Directors elected in the manner provided in this paragraph (c) shall hold office for a term expiring at the next Annual Meeting of stockholders at which the term of the class to which they have been elected expires and until their successors are duly elected and qualified, or until their earlier resignation or removal.

    (d)     During the Initial Period, no quorum shall exist at a meeting of the Board of Directors and no act shall be the act of the Board of Directors unless a majority of the directors present at any such meeting are Majority Directors.

    (e)     The provisions of this Section 11 may not be altered, amended or repealed during the Initial Period except by a resolution duly adopted by all of the Majority Directors.

ARTICLE IV

OFFICERS

    Section 1. General. The officers of the Corporation shall be appointed by the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer, a President, such number of Vice Presidents as the Board of Directors shall elect from time to time, a Secretary, a Treasurer (or a position with the duties and responsibilities of a Treasurer) and such other officers and assistant officers (if any) as the Board of Directors may elect from time to time. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.
    Section 2. Election; Term of Office. The Board of Directors at its first meeting held after each Annual Meeting of stockholders shall elect a Chairman of the Board or a President, or both, a Secretary and a Treasurer (or a position with the duties and responsibilities of a Treasurer), and may also elect at that meeting or any other meeting, such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors together with the powers and duties customarily exercised by such officer; and each officer of the Corporation shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer at any time, with or without cause, by the affirmative vote of a majority of directors then in office.

    Section 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and shall have such other duties and powers as may be prescribed by the Board of Directors from time to time. The Board of Directors may also designate a Vice Chairman, who need not be a member of the Board and may be designated as an officer of the Corporation. The Vice Chairman shall, during the absence or inability to act of the Chairman of the Board, have the powers and perform the duties of the Chairman of the Board, and shall have such other powers and perform such other duties as shall be prescribed from time to time by the Board of Directors or the Chairman of the Board.

    Section 4. Chief Executive Officer. The Chief Executive Officer shall have general charge and control over the affairs of the Corporation, subject to the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried out, shall report thereon to the Board of Directors, and shall have such other powers and perform such other duties as shall be prescribed from time to time by the Board of Directors.

    Section 5. President. The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have and exercise such further powers and duties as may be specifically delegated to or vested in the President from time to time by these Bylaws or the Board of Directors. In the absence of the Chairman of the Board and the Vice Chairman of the Board, or in the event of the inability of or refusal to act by the Chairman of the Board and the Vice Chairman of the Board, or if the Board of Directors has not designated a Chairman or Vice Chairman, the President shall perform the duties of the Chairman of the Board, and, when so acting, shall have all of the powers and be subject to all of the restrictions upon the Chairman of the Board.

    Section 6. Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

    Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing and special committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

    Section 8. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Secretary, and shall have the authority to perform all functions of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

    Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep complete and accurate accounts of all receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects of the Corporation in its name and to its credit in such banks and other depositories as may be designated from time to time by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers and receipts for such disbursements. The Treasurer shall, when and if required by the Board of Directors, give and file with the Corporation a bond, in such form and amount and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of his or her duties as Treasurer. The Treasurer shall have such other powers and perform such other duties as the Board of Directors or the President shall from time to time prescribe.

    Section 10. Assistant Treasurers. Except as may be otherwise provided in these Bylaws, Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Treasurer, and shall have the authority to perform all functions of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

    Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as may be assigned to them from time to time by the Board of Directors. The Board of Directors may delegate to any officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

    Section 1. Form of Certificates; Uncertificated Shares. The shares of the Corporation shall be represented by certificates; provided, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares in accordance with the Delaware General Corporation Law. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by a certificate, and upon request every holder of uncertificated shares of stock in the Corporation, shall be entitled to have a certificate signed in the name of the Corporation (i) by the Chairman of the Board or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

    Section 2. Signatures. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

    Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or in the Corporation's books as the registered owner of uncertificated shares or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate (if any) therefor, which shall be cancelled before a new certificate shall be issued.

    Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends,

and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

    Section 7. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the President, any Vice President or the Secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE VI

NOTICES

    Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile transmission, electronic mail, telex or cable and such notice shall be deemed to be given at the time of receipt thereof if given personally or at the time of transmission thereof if given by telegram, facsimile transmission, electronic mail, telex or cable.

    Section 2. Waiver of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member or a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE VII

GENERAL PROVISIONS

    Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by any Committee of the Board of Directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of the capital stock or in any combination thereof. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

    Section 2. Disbursements. All notes, checks, drafts and orders for the payment of money issued by the Corporation shall be signed in the name of the Corporation by such officers or such other persons as the Board of Directors may designate from time to time.

    Section 3. Corporation Seal. The corporate seal, if the Corporation shall have a corporate seal, shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

FORUM FOR ADJUDICATION OF DISPUTES

    Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these bylaws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article VIII, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

    Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article VIII. Notwithstanding the foregoing, the provisions of this Article VIII shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

ARTICLE IX

AMENDMENTS

    Except as otherwise specifically provided in the particular Article of these Bylaws to be altered, amended or repealed, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting.

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